Exhibit 10.1

AMENDMENT TO

CH ENERGY GROUP, INC.

SHORT-TERM INCENTIVE PLAN

The CH Energy Group, Inc. Short-Term Incentive Plan (“STI Plan”) is hereby amended effective February 3, 2009 as follows:

1.         The definition of “Performance Objectives” contained in Section 2 of the STI Plan is hereby superseded and replaced in its entirety as set forth below:

“Performance Objectives” means the measurable or subjective performance objective or objectives established pursuant to this STI Plan for Participants who have received Award Opportunities. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, business unit, department, region or function within the Company or Subsidiary in which the Participant is employed and may be based on the following criteria: earnings per share, operating income, revenues, operating margin, profit margin, return on assets, return on equity, return on invested capital, financing, credit ratings, redeployment of capital, cash flow, shareholder value, economic value added, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), new customers, cost controls, operating efficiencies, product development, strategic partnering, research and development, market penetration, geographic business expansion, cost targets, productivity, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or labor negotiations, dealings with regulatory bodies, acquisitions or divestitures, delivery cost per kilowatt hour or delivery cost per millions of cubic feet of natural gas, customer satisfaction, program development, frequency or duration of electric or gas service interruptions, number of or severity of gas leaks, avoidance of environmental, public or employee safety problems, realization of the regulated return on equity, and/or strategic business criteria related to a Participant’s area or areas of responsibility. The Performance Objectives may be made relative to the performance of other corporations or entities.

2.	Except as explicitly set forth herein, the STI Plan will remain in full force and effect.
CH ENERGY GROUP, INC.

By:____________________________________
Steven V. Lant
Chairman of the Board, President and
Chief Executive Officer